Exhibit 99.1

OFS CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

Rolling Meadows, IL—May 8, 2013—OFS Capital Corporation (NASDAQ: OFS) (“OFS Capital” or the “Company”) today announced its financial results for the fiscal quarter ended March 31, 2013, OFS Capital’s first full quarter of operations following its initial public offering in November 2012.

HIGHLIGHTS

($ in millions)
Portfolio Results	As of March 31, 2013
Total assets	$245.1
Investment portfolio, at fair value	$228.8
Net assets	$141.9
Net Asset value per share	$14.76
Weighted average yield on debt investments (at fair value)	7.43%

($ in millions)
Portfolio Activity	Quarter ended March 31, 2013	Quarter ended March 31, 2012(1)
		(Historical)	(Pro Forma)(2)
Investments in new portfolio companies, at par	$7.7	$0	$15.0
Number of new portfolio companies	2	0	3
Number of portfolio companies at end of period	58	49	49
Operating Results
Total investment income	$4.4	$0.6	$4.9
Net investment income	$1.4	$0.2	$2.3
Net increase in net assets resulting from operations	$2.9	$2.9	$2.9

(1)	The Company consolidated the balance sheet of OFS Capital WM, LLC (“OFS Capital WM”) into its own effective March 31, 2012, and it consolidated the statement of operations of OFS Capital WM effective April 1, 2012.
(2)	The pro forma consolidated statement of operations for the three months ended March 31, 2012 assumed the Company consolidated the statement of operations of OFS Capital WM effective January 1, 2012.

Other Key Data Points

•	The aggregate fair value of OFS Capital’s investment assets was 98.6% of cost at March 31, 2013.

•	On April 30, 2013, OFS Capital paid first quarter 2013 dividend of $0.34 per share to shareholders of record as of April 17, 2013.

“We remain focused on keeping our OFS Capital WM senior loan subsidiary fully invested in senior secured floating rate assets, which have enhanced the earnings of OFS Capital” said Glenn Pittson, Chairman and Chief Executive Officer of OFS Capital Corporation. “Simultaneously, we continue to work towards converting our Tamarix Capital Partners L.P. (“Tamarix LP”) investment into a drop-down small business investment company fund (“SBIC”) within OFS Capital. We are working to obtain the necessary investor and regulatory approvals.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the first quarter of 2013, OFS Capital closed senior secured debt investments of $7.7 million at par in two new portfolio companies, and it funded a capital call of approximately $2.6 million into the Tamarix Capital SBIC fund. The SBIC fund closed two investments in one new portfolio company, consisting of a second lien debt investment with a face amount of $3.6 million and a $0.4 million equity investment.

The total fair value of OFS Capital’s investment portfolio was $228.8 million as of March 31, 2013, including a total of $221.2 million in senior secured debt investments in 57 portfolio companies held in the OFS Capital WM senior loan vehicle (with a 7.43% weighted average yield to fair value), as well as a $7.5 million fair value for the Company’s 67.5% limited partnership interest in the SBIC.

As of March 31, 2013, the investment portfolio held by the SBIC consisted of outstanding loans of $21.9 million in aggregate principal amount, and equity investments of $3.5 million at fair value.

RESULTS OF OPERATIONS

Investment income

Total investment income was $4.4 million for the three months ended March 31, 2013, compared with $0.6 million for the same period in the prior year. The increase in total investment income was attributable primarily to the Company’s consolidation of the statement of operations of OFS Capital WM, which became effective April 1, 2012.

Total expenses

Total expenses were $2.9 million for the three months ended March 31, 2013, compared with $0.4 million for the same period in the prior year. The increase was attributable primarily to the Company’s consolidation of the statement of operations of OFS Capital WM, which became effective April 1, 2012.

Net Investment Income

Net investment income was $1.4 million and $0.2 million, for the three months ended March 31, 2013 and March 31, 2012, respectively, with the $1.2 million increase attributable primarily to the Company’s consolidation of the statement of operations of OFS Capital WM beginning April 1, 2012.

Net realized and unrealized gain on investments

Net realized and unrealized gain on investments totaled $1.4 million for the three months ended March 31, 2013, comprised primarily of $1.2 million in net change in unrealized depreciation on non-affiliate investments (i.e., investment assets in the OFS Capital WM senior loan vehicle) and $0.2 million in net change in unrealized depreciation on affiliate investments (the Company’s limited partnership interest in the SBIC fund). Because the Company did not consolidate the statement of operations of OFS Capital WM prior to April 1, 2012 and the Company’s other debt and equity investments as of March 31, 2012 were carried on a cost basis (rather than fair value basis), the Company did not reflect any realized or unrealized gain (or loss) for the three months ended March 31, 2012.

Other income prior to becoming a business development company

For the three months ended March 31, 2012, OFS Capital had $2.6 million in other income prior to becoming a BDC, comprised of $2.6 million in income from equity interest in OFS Capital WM prior to the consolidation of that entity’s operations into the Company’s consolidated statements of operation effective April 1, 2012.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations was approximately $2.9 million for the three months ended March 31, 2013, as well as for the three months ended March 31, 2012, and OFS Capital’s NAV was $14.76 per share at March 31, 2013.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2013, OFS Capital had $12.2 million in cash and cash equivalents, $97.2 million in debt outstanding, and $34.9 million in borrowing availability on its revolving credit facility.

The Company intends to continue to use its liquidity to finance its investment objectives.

CONFERENCE CALL

The Company will host a conference call to discuss these results on Wednesday, May 8, 2013 at 11:00 AM Eastern Daylight Time. To participate in the call, please dial (888) 317-6016 (domestic dial-in) or (412) 317-6016 (international dial-in) approximately 15 minutes prior to the call.

A telephone replay of the conference call will be available from 2:00 PM Eastern Daylight Time on May 8, 2013 until 9:00 AM on May 22, 2013 and may be accessed by calling (877) 344-7529 (domestic dial-in) or (412) 317-0088 (international dial-in) and utilizing passcode 10028260.

For more detailed discussion of the financial and other information included in this press release, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2013, which is to be filed with the Securities and Exchange Commission.

OFS Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
Assets	(unaudited)
Investments, at fair value
Non-affiliate investments (cost of $224,313 and $231,781, respectively)	$221,247	$227,542
Affiliate investments (cost of $7,667 and $5,049, respectively)	7,526	4,657

Total investments at fair value	228,773	232,199
Cash and cash equivalents	12,168	8,270
Restricted cash and cash equivalents	623	623
Interest receivable	895	1,292
Prepaid expenses and other assets	263	326
Deferred financing costs, net of accumulated amortization of $1,805 and $1,336, respectively	2,370	2,839

Total assets	$245,092	$245,549

Liabilities
Accrued professional fees	$353	$463
Interest payable	822	1,222
Dividend payable	3,269	1,628
Management fee payable	870	667
Administration fee payable	280	110
Other payables	162	223
Due to affiliated entities, net	—	9
Deferred loan fee revenue	244	204
Revolving line of credit	97,190	99,224

Total liabilities	103,190	103,750

Net Assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 9,613,582 and 9,578,691 shares issued and outstanding as of March 31, 2013 and December 31, 2012	96	96
Paid-in capital in excess of par	142,909	142,408
Distributions in excess of net investment income	(1,916)	(94)
Net unrealized appreciation (depreciation) on investments	813	(611)

Total net assets	141,902	141,799

Total liabilities and net assets	$245,092	$245,549

Number of shares outstanding	9,613,582	9,578,691

Net asset value per share	$14.76	$14.80

OFS Capital Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Amounts in thousands, except share and per share data)

		Pre-IPO prior to becoming a Business Development Company (1)
	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Investment income
Interest income from non-affiliate investments	$4,365	$578
Dividend and fee income	—	46

Total investment income	4,365	624

Expenses
Interest expense	847	—
Amortization of deferred financing closing costs	469	—
Management fee	807	357
Professional fees	250	15
Administrative fee	280	—
General and administrative expenses	270	37

Total expenses	2,923	409

Net investment income	1,442	215

Net realized and unrealized gain (loss) on investments
Net realized gain on non-affiliate investments	5	—
Net change in unrealized depreciation on non-affiliate investments	1,173	—
Net change in unrealized depreciation on affiliate investments	251	—

Net realized and unrealized gain on investments	1,429	—

Other income prior to becoming a business development company
Income from equity interest in OFS Capital WM	—	2,645

Total other income prior to becoming a business development company	—	2,645

Net increase in net assets resulting from operations	$2,871	$2,860

Net investment income per common share - basic and diluted	$0.15

Net increase in net assets resulting from operations per common share - basic and diluted	$0.30

Dividend declared per common share - basic and diluted	$0.34

Basic and diluted weighted average shares outstanding	9,601,952

(1)	For historical periods that include financial results prior to November 7, 2012, the Company did not have common shares outstanding or an equivalent and, therefore, earnings per share, dividends declared per common shares and weighted average shares outstanding information for periods that include financial results prior to November 7, 2012 are not provided.

ABOUT OFS CAPITAL

OFS Capital is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital’s investment objective is to provide shareholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments.

Headquartered in Rolling Meadows, Illinois, with additional offices in New York and Los Angeles, OFS Capital invests primarily in middle-market companies in the United States, generally focusing its investment activities on private companies that are owned by private equity sponsors or owner/operators and have annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured, unitranche, second-lien and mezzanine loans, and to a lesser extent, equity securities.

OFS Capital’s investment activities are managed by OFS Capital Management, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may contain forward-looking statements that involve substantial risks and uncertainties, some of which are beyond the control of OFS Capital’s management, and are difficult to predict. Such forward-looking statements are not historical facts but, rather, reflect assumptions, estimates, and projections by OFS Capital concerning anticipated results and provide no guarantee of future performance. All forward-looking statements speak only as of the date of this press release, and OFS Capital undertakes no duty to update any forward-looking statements herein made.

CONTACT

Investor Relations

Mary Jensen

Bill Mendel

Phone: 847.734.2060

Email: Investorrelations@ofscapital.com

Fax: 847.734.7910